Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated August 25, 2020 relating to the 2020 financial statements of New Pacific Metals Corp. appearing in the Registration Statement on Form 40-F of New Pacific Metals Corp.

/s/ Deloitte LLP

Chartered Professional Accountants Vancouver, Canada June 24, 2021